 Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of GMO Series Trust of our report dated April 24, 2020, relating to the financial statements and financial highlights of GMO Benchmark-Free Allocation Series Fund, GMO Climate Change Series Fund, GMO Emerging Domestic Opportunities Series Fund, GMO Emerging Markets Series Fund, GMO Global Asset Allocation Series Fund, GMO Global Equity Allocation Series Fund, GMO International Developed Equity Allocation Series Fund, GMO International Equity Allocation Series Fund, GMO Quality Series Fund, and GMO Resources Series Fund, which appear in the Annual Report on Form N-CSR for the year ended February 29, 2020. We also consent to the references to us under the headings "Financial Highlights" and "Investment Advisory and Other Services—Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2020